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                                                                Exhibit 23.8

                    Consent of Independent Auditors

We consent to the references to our firm under the caption "Experts" in the Proxy Statement jointly filed by HFS Incorporated and PHH Corporation and to the incorporation by reference therein of our report dated February 27, 1995, with respect to the consolidated financial statements of Electronic Realty Associates, Inc. for the years ended December 31, 1994 and 1993, included in the Current Report on Form 8-K of HFS Incorporated dated February 16, 1996, filed with the Securities and Exchange Commission, and our report dated February 21, 1996, with respect to the consolidated financial statements of Electronic Realty Associates, L.P. for the years ended December 31, 1995 and 1994, included in the Current Report on Form 8-K of HFS Incorporated dated April 5, 1996, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP
                                                        -----------------------
                                                         Ernst & Young LLP

Kansas City, Missouri
March 21, 1997